                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (Amendment No. )

Filed by the Registrant                                [ ]

Filed by a party other than the Registrant             [X]

   Check the appropriate box:

    [ ]   Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    [ ]   Definitive Proxy Statement

    [X]   Definitive Additional Materials

    [ ]   Soliciting Material Pursuant to Section 240.14a-12


                         MORTON'S RESTAURANT GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

                            BFMA HOLDING CORPORATION
                              MARIETTA CORPORATION
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    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

       [X]   No fee required.

       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

             (1)          Title of each class of securities to which transaction
                 applies:

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             (1)          Aggregate number of securities to which transaction
                 applies:

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             (1)          Per unit price or other underlying value of
                   transaction computed pursuant to Exchange Act Rule 0-11:

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             (1)          Proposed maximum aggregate value of transaction:

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             (5)          Total fee paid:
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       [ ]   Fee paid previously with preliminary materials:
       -------------------------------------------------------------------------

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

             (1)          Amount Previously Paid:

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             (1)          Form, Schedule or Registration Statement No.:

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             (1)          Filing Party:

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             (1)          Date Filed:

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



                             LETTER TO SHAREHOLDERS
                       OF MORTON'S RESTAURANT GROUP, INC.
                          FROM BFMA HOLDING CORPORATION

         On July 12, 2002, BFMA Holding Corporation ("BFMA") delivered a letter to shareholders of Morton's Restaurant Group, Inc. ("Morton's"), in the form set forth below:

                            BFMA HOLDING CORPORATION
                         50 EAST SAMPLE ROAD, SUITE 400
                             POMPANO BEACH, FL 33064


                                                      July 12, 2002


         Dear Fellow Shareholder:

           VOTE AGAINST THE CASTLE HARLAN OFFER TO MAXIMIZE YOUR INVESTMENT IN
                MORTON'S RESTAURANT GROUP (TICKER SYMBOL: MRG)

         At the upcoming meeting of Morton's shareholders currently scheduled for July 23, 2002, the shareholders will be voting whether to approve Castle Harlan's $16.00 offer to buy the company. BFMA and its officers and directors own 14% of the outstanding shares of Morton's, and BFMA currently seeks your support in order to vote AGAINST this offer. We believe that the current management and Board of Directors of Morton's, especially Allen Bernstein, have NOT been acting in your best interests. They have taken actions to prevent you from voting on the highest offer made to date, a $17.00 offer made by Carl C. Icahn, a 7% shareholder of Morton's. To protect your investment and to maximize the value of your shares, we urge you to sign, date and return the attached proxy card voting AGAINST the Castle Harlan offer TODAY.

                       ALLEN BERNSTEIN HAS NO CREDIBILITY;
                  HE IS A TOOL OF JOHN CASTLE AND CASTLE HARLAN

         You may have recently read letters from Allen Bernstein, the current Chairman and CEO of Morton's, including an obnoxious letter to Carl Icahn dated July 11, 2002. We believe that Allen Bernstein has written these letters in order to coerce you into believing that the shareholders have no choice but to accept the current Castle Harlan offer. However, Mr. Bernstein's statements are not credible -- LET'S SET THE RECORD STRAIGHT.

         o Allen Bernstein voted in favor of the $12.60 offer by Castle Harlan, in line with what he states was the board's fiduciary duties. Once a company has made a decision to sell to a third party, under Delaware law the board's fiduciary duties are to seek the highest price for the company. He criticizes Carl Icahn for only offering $13.50 at first. Then he rejects the higher $17.00 offer and hides behind the contractual obligation that delivers the company to his long-time partner at a lower price. OUTRAGEOUS!

         o Allen Bernstein is an equity investor in the Castle Harlan offer, although the proxy materials the company has sent to you to date does not detail the amount of such interest. As Mr. Bernstein stated in his letter to Carl Icahn, "Those with a direct interest in Castle Harlan recused themselves from all deliberations as you well know." Morton's own proxy material reflects that, since Carl Icahn's initial offer, Mr. Bernstein has been disqualified from considering or voting on the Castle Harlan and Icahn offers (as has John Castle). Of course, it is somewhat troubling (but not surprising, given the conduct of this management group and board) that, given his direct interest, he voted in favor of the original $12.60 offer by Castle Harlan.

         o Given his direct interest in the Castle Harlan offer, you should take all public statements from Allen Bernstein with a large grain of salt. As I have written in previous letters that are publicly available on the SEC's web site (http://www.sec.gov/ edgar/searchedgar/companysearch.html - type "BFMA" under "Company name"), he has impeded the sale process as much as possible over the last 17 months, since BFMA became involved. Now, 12 days prior to the meeting, he finally admits what we have known all along - he is directly involved in the Castle Harlan group.

         o Mr. Bernstein and the remainder of the Morton's board do not want to waive the poison pill rights plan because they do not want higher offers from Carl Icahn or anyone else. They want Castle Harlan to buy the company to maintain the status quo. Given the recent number of well-publicized cases of directors being held personally liable and accountable for breaching their duties and failing shareholders and the current environment of the SEC regarding actions of chief executives and financial officers and their crony boards, the last thing this management team and board wants is for a new buyer to have a chance to sift through the actions of the prior regime, many of which I have detailed in my prior letters.

         o Allen Bernstein's recent public statements regarding the company's poor financial performance, his warnings about a potential delisting of the company's shares and his expressions of concern regarding the limitation on the company's growth due to its financing terms are wholly inconsistent in the face of his partner Castle Harlan's $3.40 increase in its offer price since its original offer. How does he explain this conflict?

         o In that vein, why has the company not released any detailed second quarter financial information for your review, so that you may have all information necessary to vote? Because in my view the company does not want to inform you that Morton's, like many of Morton's competitors, has demonstrated dramatic recent financial improvement in these past few months. Wouldn't you want this information to evaluate the $16.00 offer by Castle Harlan? We note that Castle Harlan, through John Castle, already has access to this information and has blocked Carl Icahn from making a higher bid. I remind you that the special committee negotiated this sale at the worst possible time in the company's history.

         o Allen Bernstein's letter to Carl Icahn snidely asked "And where were you months ago when the Company publicly invited third party bids?" The company never ran a formal auction and we believe actively deterred all credible third-party bidders. ALLEN BERNSTEIN HAS NO CREDIBILITY - HE WILL SAY AND DO ANYTHING SO THAT HIS PAL JOHN CASTLE WINS THE BID. First, he shut BFMA out of the process. Now that he was unable to keep out Carl Icahn, he used the company's poison pill rights plan against the shareholders and fired off an obnoxious letter to Mr. Icahn.

         THE SPECIAL COMMITTEE IS STILL BIASED IN FAVOR OF CASTLE HARLAN
              AND, IN DOING SO, IS VIOLATING DELAWARE CORPORATE LAW

         The special committee's rejection of Carl Icahn's $17.00 per share offer, based on its refusal to waive its "poison pill" rights agreement provisions, is despicable. These provisions were originally designed to protect a company's shareholders from unwanted offers but are now being used against you in order, in my opinion, to help the special committee deliver Morton's to Messrs. Bernstein and Castle. In Mr. Bernstein's view, according to his letter to Mr. Icahn dated July 11, 2002, waiving the provisions would be a direct and clear violation of the Board's fiduciary duties to our other stockholders because it would require the Company to breach an existing merger agreement. First, why is Mr. Bernstein, an equity investor in the Castle Harlan group, even speaking for the company? Second, as the company is well aware, a company cannot, under current Delaware law, contractually prevent itself from exercising its right to waive this type of plan. Therefore, we believe that the special committee, in negotiating away this right, breached its fiduciary duties to the shareholders of Morton's back in March when the agreement was signed.

         This is only my opinion, but perhaps if the special committee were focused on doing its job properly instead of trying to do everything possible to gift-wrap the company for Castle Harlan, the special committee would have been more open to third-party bidders earlier in the process and negotiated a price that reflects the true value of the company. Every increase by Castle Harlan makes the special committee appear to be more and more foolish and simply a puppet of John Castle, Allen Bernstein and Tom Baldwin and allowing Castle Harlan simply to match the economic terms of the Icahn offers only makes this look worse. In my view, the rejection of Carl Icahn's $17.00 offer is a breach of the special committee's fiduciary duties to the shareholders. In my opinion, the special committee has made a complete farce of this sale process.

                 VOTE AGAINST THE INADEQUATE CASTLE HARLAN OFFER

         Each Morton's shareholder has a clear-cut choice: vote for the Castle Harlan offer and sell your stock for a price that undervalues your investment OR vote against the Castle Harlan offer and send a message that the shareholders are looking for real value for their shares. The actions of management, the board and the special committee speak for itself. We believe that management is more interested in keeping its positions and secrets than in maximizing shareholder value and that the board and special committee are more interested in delivering the company to their friends at Castle Harlan. Their request that you vote for the Castle Harlan offer is neither credible nor in your best interests.

         A VOTE AGAINST THE CASTLE HARLAN OFFER IS A VOTE FOR MAXIMIZING SHAREHOLDER VALUE. IF YOU WANT TO MAXIMIZE VALUE, YOU MUST ACT NOW! YOUR VOTE AND PROMPT ACTION ARE IMPORTANT. WE URGE YOU TO GRANT YOUR PROXY AGAINST THE CASTLE HARLAN OFFER BY SIGNING, DATING AND RETURNING THE ATTACHED PROXY CARD TODAY.

                                                 Sincerely,

                                                 /s/ Barry W. Florescue

                                                 Barry W. Florescue
                                                 Chairman and CEO
                                                  of BFMA Holding Corporation



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                         ********** IMPORTANT **********

         Please vote the attached proxy card TODAY AGAINST the Castle Harlan offer.

         IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BANK OR BROKER OR
OTHER NOMINEE, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM/HER TO VOTE AGAINST THE CASTLE HARLAN OFFER.

              IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE FEEL FREE TO CONTACT:

                              MR. RICHARD A. BLOOM
                      PRESIDENT AND CHIEF OPERATING OFFICER
                              MARIETTA CORPORATION
                              37 HUNTINGTON STREET
                            CORTLAND, NEW YORK 13045
                        CALL (TOLL-FREE): (800) 431-3023
                               FAX: (607) 756-0657

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


                       INFORMATION CONCERNING PARTICIPANTS

         BFMA, Marietta Corporation ("Marietta") and certain other persons named below may be deemed to be participants in the solicitation of proxies in respect of (1) the opposition to the sale of Morton's to an affiliate of John Castle, a director of Morton's and (2) the election of Richard A. Bloom, Barry W. Florescue and Charles W. Miersch as Directors of Morton's.

NAME                                                 RELATIONSHIP TO BFMA OR MARIETTA

Barry W. Florescue                                   Chief Executive Officer and Director of BFMA and Marietta;
                                                     President of BFMA and nominee for director of Morton's

Richard A. Bloom                                     President and Chief Operating Officer of Marietta and Director of
                                                     BFMA and Marietta and nominee for director of Morton's

Philip A. Shager                                     Senior Vice President, Chief Financial Officer and Treasurer
                                                     of BFMA and Marietta

Ronald C. DeMeo                                      Senior Vice President of Sales and Marketing of Marietta

David P. Hempson                                     Senior Vice President of Operations of Marietta

Logan D. Delany, Jr.                                 Director of BFMA and Marietta

Charles W. Miersch                                   Director of BFMA and Marietta and nominee for director of
                                                     Morton's

Ned L. Siegel                                        Director of BFMA and Marietta

Charles I. Weissman                                  Assistant Secretary and Director of BFMA and Marietta



         As of July 12, 2002, BFMA beneficially owns 488,500 shares of common stock of Morton's ("Common Stock"), which represents approximately 11.7% of issued and outstanding Common Stock (based on the number of securities contained in Morton's most recently available filing with the Securities and Exchange Commission). In addition, as of July 12, 2002, Barry Florescue ("Florescue") beneficially owns 517,600 shares of Common Stock, which represents approximately 12.4% percent of issued and outstanding Common Stock (based on the number of securities contained in Morton's most recently available filing with the Securities and Exchange Commission), which includes 488,500 shares of Common Stock for which BFMA has sole voting power and sole dispositive power and an additional 29,100 shares of Common Stock which Florescue Family Corporation ("FFC") has sole voting power and sole dispositive power.

         As of July 12, 2002, Florescue and Ned S. Siegel are deemed to be the joint beneficial owners of 56,300 shares of Common Stock, which represents approximately 1.3% percent of issued and outstanding Common Stock (based on the number of securities contained in Morton's most recently available filing with the Securities and Exchange Commission).

         As of July 12, 2002, Richard A. Bloom beneficially owns 10,000 shares of Common Stock, which represents less than one percent of issued and outstanding Common Stock of Morton's (based on the number of securities contained in Morton's most recently available filing with the Securities and Exchange Commission).

         As of July 12, 2002, Charles W. Miersch beneficially owns 1,000 shares of Common Stock, which represents less than one percent of issued and outstanding Common Stock of the Morton's (based on the number of securities contained in the Morton's most recently available filing with the Securities and Exchange Commission).

         As of July 12, 2002, Marietta does not beneficially own any shares of Common Stock of Morton's.

         No other person listed above (or their associates, other than BFMA) currently directly or indirectly own any securities of Morton's, either beneficially or of record, except indirectly through their ownership of securities of BFMA. BFMA owns 100% of Marietta common stock. Collectively, the directors and executive officers of BFMA beneficially own approximately 83% of the outstanding shares of BFMA common stock.

                              SECURITIES LAW LEGEND

         ON JUNE 19, 2002, BFMA HOLDING CORPORATION AND MARIETTA CORPORATION FILED A DEFINITIVE PROXY STATEMENT CONTAINING INFORMATION ABOUT BFMA AND MARIETTA, BFMA'S AND MARIETTA'S OPPOSITION TO THE SALE OF MORTON'S TO AN AFFILIATE OF JOHN CASTLE, A DIRECTOR OF MORTON'S (THE "CASTLE HARLAN OFFER") AND RELATED MATTERS. BFMA AND MARIETTA INTEND TO SOLICIT PROXIES IN OPPOSITION TO THE CASTLE HARLAN OFFER.

         IN ADDITION, MORTON'S PUBLIC STATEMENTS SUGGESTS THAT IT WILL ONLY HOLD A MEETING TO ELECT DIRECTORS IN THE EVENT THAT THE STOCKHOLDERS REJECT THE CASTLE HARLAN OFFER. NEITHER BFMA NOR MARIETTA IS SOLICITING PROXIES TO ELECT DIRECTORS AT THIS TIME. IN THE EVENT THAT MORTON'S CHOOSES OR IS REQUIRED TO HOLD A MEETING TO ELECT DIRECTORS, BFMA AND MARIETTA ALSO CURRENTLY INTENDS TO SOLICIT PROXIES TO ELECT ITS SLATE OF DIRECTORS. IN THAT EVENT, BFMA AND MARIETTA WILL CAUSE A PROXY STATEMENT AND THE RELATED FORM OF PROXY TO BE MAILED TO YOU.

         YOU SHOULD READ THE PROXY STATEMENT(S) TO OBTAIN INFORMATION ABOUT BFMA, MARIETTA, THEIR RESPECTIVE OFFICERS AND DIRECTORS, INCLUDING RICHARD A. BLOOM, BARRY W. FLORESCUE AND CHARLES W. MIERSCH, MORTON'S AND THE CASTLE HARLAN OFFER. A COPY OF THE PROXY STATEMENT(S) AND OTHER RELATED DOCUMENTS PREPARED BY OR ON BEHALF OF BFMA AND MARIETTA AND FILED WITH THE SEC ARE AVAILABLE FOR FREE, EITHER AT THE WEB SITE OF THE SEC (http://www.sec.gov) OR FROM BFMA BY WRITING
TO: BFMA HOLDING CORPORATION, 50 EAST SAMPLE ROAD, SUITE 400, POMPANO BEACH, FL 33064, ATTENTION: SECRETARY.

                       SPECIAL MEETING OF STOCKHOLDERS OF
                         MORTON'S RESTAURANT GROUP, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                BFMA HOLDING CORPORATION AND MARIETTA CORPORATION
                   AND NOT ON BEHALF OF THE BOARD OF DIRECTORS
                OR MANAGEMENT OF MORTON'S RESTAURANT GROUP, INC.

         The undersigned appoints Richard A. Bloom and Charles W. Miersch and each of them, attorneys and agents with full power of substitution to vote, as designated below, all shares of common stock of Morton's Restaurant Group, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Morton's, and including at any adjournments or postponements thereof and at any special meeting called in lieu thereof.

         The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of Morton's held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.

                (Continued and to be signed on the reverse side)

           BFMA HOLDING CORPORATION AND MARIETTA CORPORATION RECOMMEND
     A VOTE AGAINST THE MERGER AGREEMENT AND THE SALE AND A VOTE FOR GIVING
      DISCRETION TO US WITH RESPECT TO ANY OTHER MATTERS THAT PROPERLY COME
                           BEFORE THE SPECIAL MEETING

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "AGAINST" PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

         1. To approve and adopt the Agreement and Plan of Merger, dated March 26, 2002, as amended, by and among Morton Holdings, LLC, Morton's Acquisition Company and Morton's and the transactions contemplated thereby.

                  FOR                       [_____]

                  AGAINST                   [_____]

                  ABSTAIN FROM VOTING       [_____]

2. In their discretion, the herein named attorneys and proxies are authorized to vote upon such other matters as may properly come before the Special Meeting and any and all adjournments or postponements thereof, including, without limitation, a proposal to adjourn to provide additional time to solicit votes to approve and adopt the Agreement and Plan of Merger and the transactions contemplated thereby.

                  FOR                       [_____]

                  AGAINST                   [_____]

                  ABSTAIN FROM VOTING       [_____]


DATED: _________________________________


Please Sign Exactly As Name Appears On This Proxy.

____________________________________________________________________
(signature)

____________________________________________________________________
(signature, if held jointly)

____________________________________________________________________
(title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.